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                     OLD REPUBLIC INTERNATIONAL CORPORATION
                           EARNINGS PER SHARE EXHIBIT
                  (Amounts in millions, except per share data)
- ----------------------------------------------------------------------------------------------------------------

                                                                                        Computation of Primary
                                                                                          Earnings Per Share
                                                                                      --------------------------
                                                                                       Quarters Ended March 31,
                                                                                      --------------------------
                                                                                          1996          1995
                                                                                      ------------  ------------
  Weighted average number of common shares outstanding                                       83.2          77.4

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                                          6.8           7.4
       Stock Options                                                                          0.8           0.5
                                                                                      ------------  ------------
  Weighted average number of common and common equivalent shares                             90.9          85.4
                                                                                      ============  ============

  Net income for the period                                                                 $50.0         $39.0

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                                             1.2           1.2
                                                                                      ------------  ------------

  Adjusted net income                                                                       $48.8         $37.8
                                                                                      ============  ============

  Primary earnings per share                                                                $0.54         $0.44
                                                                                      ============  ============


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                                                                                    Computation of Fully Diluted
                                                                                         Earnings Per Share
                                                                                    ----------------------------
                                                                                      Quarters Ended March 31,
                                                                                    ----------------------------
                                                                                         1996          1995
                                                                                    -------------  -------------

  Weighted average number of common shares outstanding                                      83.2           77.4

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                                         7.0            7.6
       Convertible Subordinated Debentures                                                   3.1            6.4
       Stock Options                                                                         0.9            0.5
                                                                                    -------------  -------------
  Weighted average number of common and common equivalent shares                            94.4           92.0
                                                                                    =============  =============

  Net income for the period                                                                $50.0          $39.0

  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                                            1.1            1.2
  Plus interest applicable to Convertible Debentures                                         0.4            0.9
                                                                                    -------------  -------------

  Adjusted net income                                                                      $49.3          $38.8
                                                                                    =============  =============

  Fully diluted earnings per share                                                         $0.52          $0.42
                                                                                    =============  =============

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